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                                                                   EXHIBIT 23.6


                         CONSENT OF FINANCIAL ADVISORS

                       RAYMOND JAMES & ASSOCIATES, INC.





Board of Directors
EnSys Environmental Products, Inc.


     We hereby consent to the inclusion of our opinion as Appendix B to the Joint Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4 of EnSys Environmental Products, Inc. and to the references to our firm as financial advisor of EnSys Environmental Products, Inc. and to the summary of our opinion contained in said Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


                              RAYMOND JAMES & ASSOCIATES, INC.


                              By: /s/   David E. Thomas, Jr.
                                 --------------------------------
                              Title: Senior Managing Director
                                    -----------------------------



December 6, 1996